UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 30, 2007

BIG SKY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Ste 6, 8 Shepherd Market, Mayfair, London, UK		W1J 7JY

(Address of principal executive offices)		(Zip Code)

403.234.8885

Registrant’s telephone number, including area code

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada		T2P 5E9

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 7 Item 7.01. Regulation FD Disclosure.

Contained herein is certain supplemental historical information relative to Big Sky Energy Corporation’s subsidiary, Big Sky Energy Kazakhstan Ltd., and its ongoing litigation matters involving its subsidiary KoZhaN LLP, continuing disclosures first commenced in the Form 10-KSB for the year ending December 31, 2005 and Forms 8-K filed on September 17, 2007, September 26, 2007, October 5, 2007 and October 19, 2007, bringing disclosure on these matters to current date.

Claim by Spouses of Former Partners of KoZhaN

On October 30, 2007, the Supervisory Board of the Almaty City Court heard arguments related to the supervisory protest raised by the Office of the Chief of the Department of the Almaty City Prosecution Office, Counsellor of Justice Zh. M. Atanov.

On November 1, 2007, the General Prosecutor of the Republic of Kazakhstan issued a Resolution on Suspension of Execution of Court Decision and sent a copy of such Resolution to Big Sky Energy Kazakhstan Ltd. on November 2, 2007. The General Prosecutor’s Resolution, like the Supervisory Protest issued by the Almaty City Prosecutor’s Office on July 27, 2007, suspends execution of the prior trial court’s decision of April 26, 2007. It is anticipated that the General Prosecutor intends to bring a Supervisory Appeal to the Republic of Kazakhstan’ Supreme Court regarding this matter.

The information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 7, 2007

BIG SKY ENERGY CORPORATION

By: __/s/ Servet Harunoglu Name: Servet Harunoglu Title: Chief Executive Officer